Exhibit 99.1

Power Integrations Reports Third-Quarter Financial Results

Revenues increased four percent sequentially to $88.9 million; non-GAAP earnings were $0.55 per diluted share; GAAP earnings were $0.39 per diluted share

Cash flow from operations was $24.7 million for the quarter; company announces new $30 million share-repurchase authorization

SAN JOSE, Calif.--(BUSINESS WIRE)--October 28, 2015--Power Integrations (Nasdaq: POWI) today announced financial results for the quarter ended September 30, 2015. Net revenues for the third quarter were $88.9 million, up four percent from the prior quarter and down one percent from the third quarter of 2014. GAAP gross margin for the third quarter was 49.7 percent; operating margin was 13.3 percent. Net income for the quarter was $11.5 million or $0.39 per diluted share, compared with $0.29 per diluted share in the prior quarter and $0.52 per diluted share in the third quarter of 2014.

In addition to its GAAP results, the company provided non-GAAP financial measures that exclude stock-based compensation expenses, amortization of intangible assets and other acquisition-related expenses, the tax effects of these items, and a tax benefit recognized in 2014. Non-GAAP gross margin for the third quarter was 51.0 percent; operating margin was 18.9 percent. Non-GAAP net income was $16.2 million or $0.55 per diluted share, compared with $0.47 per diluted share in the prior quarter and $0.65 per diluted share in the third quarter of 2014.

Commented Balu Balakrishnan, president and CEO of Power Integrations: “Like many of our peers, we experienced soft demand in the industrial end-market during the third quarter. However, revenues increased in each of the other three end-market categories, resulting in overall sequential growth of four percent. Most notably, revenues from the communications market grew more than 30 percent sequentially driven by adoption of our InnoSwitch™ products in the mobile-device market.

“While macroeconomic conditions continue to weigh on overall demand, we believe we are in the early stages of a promising product cycle with InnoSwitch ICs, and we are poised to capitalize on key trends in power conversion such as energy-efficiency, faster charging of mobile devices, renewable energy and more.”

Additional Highlights

  Power Integrations repurchased approximately 775,000 shares of its common stock during the quarter for $30.6 million, exhausting the company’s repurchase authorization. Earlier this month the company’s board of directors authorized the use of an additional $30 million for further repurchases.
  The company paid a dividend of $0.12 per share on September 30. A dividend of $0.12 per share is scheduled to be paid on December 31, 2015, to stockholders of record as of November 30, 2015.
  Power Integrations had $151.0 million in cash and short-term marketable securities at quarter-end, a decrease of $19.9 million during the quarter. Cash flow from operations in the quarter was $24.7 million.
  Power Integrations was issued 15 U.S. patents during the third quarter and had 748 U.S. patents at quarter-end.

Financial Outlook

The company issued the following forecast for the fourth quarter of 2015:

  Revenues are expected to be in a range of $89 million, plus or minus $3 million.
  Non-GAAP gross margin is expected to be between 51 percent and 51.5 percent. (Excludes approximately $0.2 million of stock-based compensation expense and $1 million of amortization of acquisition-related intangible assets.) GAAP gross margin is expected to be between 49.7 percent and 50.2 percent.
  Non-GAAP operating expenses are expected to be between $29.5 million and $30 million. (Excludes approximately $3.8 million of stock-based compensation expenses and $0.7 million of amortization of acquisition-related intangible assets.) GAAP operating expenses are expected to be between $34 million and $34.5 million.

Conference Call Today at 1:45 p.m. Pacific Time

Power Integrations management will hold a conference call today at 1:45 p.m. PT. Members of the investment community can join the call by dialing 1-647-788-4901. The call will also be available on the investor section of the company's website, http://investors.power.com.

About Power Integrations

Power Integrations, Inc. is a leading innovator in semiconductor technologies for high-voltage power-conversion. The company’s products are key building blocks in the clean-power ecosystem, enabling the generation of renewable energy as well as the efficient transmission and consumption of power in applications ranging from milliwatts to megawatts. For more information please visit www.power.com.

Note Regarding Use of Non-GAAP Financial Measures

In addition to the company's consolidated financial statements, which are presented according to GAAP, the company provides certain non-GAAP financial information that excludes stock-based compensation expenses recorded under ASC 718-10, amortization of acquisition-related intangible assets and the write-up of acquired inventory, acquisition expenses, severance and transition expenses, the tax effects of these items, and a tax benefit recognized in 2014. The company uses these measures in its own financial and operational decision-making and, with respect to one measure, in setting performance targets for employee-compensation purposes. Further, the company believes that these non-GAAP measures offer an important analytical tool to help investors understand the company’s core operating results and trends, and to facilitate comparability with the operating results of other companies that provide similar measures. These non-GAAP measures have certain limitations as analytical tools and are not meant to be considered in isolation or as a substitute for GAAP financial information. For example, stock-based compensation is an important component of the company’s compensation mix, and will continue to result in significant expenses in the company’s GAAP results for the foreseeable future, but is not reflected in the non-GAAP measures. Also, other companies, including companies in Power Integrations’ industry, may calculate non-GAAP measures differently, limiting their usefulness as comparative measures.

Note Regarding Forward-Looking Statements

The statements in this press release regarding the company’s forecast for its fourth-quarter financial performance and its beliefs about being in the early stages of a promising product cycle and being poised to capitalize on key trends in power conversion are forward-looking statements reflecting management's current expectations and beliefs. These forward-looking statements are based on current information that is, by its nature, subject to rapid and even abrupt change. Due to risks and uncertainties associated with the company's business, actual results could differ materially from those projected or implied by these statements. These risks and uncertainties include, but are not limited to: changes in global macroeconomic conditions, which may impact the level of demand for the company’s products including its InnoSwitch products; potential changes and shifts in customer demand away from end products that utilize the company's integrated circuits to end products that do not incorporate the company's products; the effects of competition, which may cause the company to decrease its selling prices for its products; the outcome and cost of patent litigation, which may affect sales of the company’s products or could result in higher expenses and charges than currently expected; unforeseen costs and expenses; and unfavorable fluctuations in component costs or operating expenses resulting from changes in commodity prices and/or exchange rates. In addition, new product introductions and design wins are subject to the risks and uncertainties that typically accompany development and delivery of complex technologies to the marketplace, including product development delays and defects and market acceptance of the new products. These and other risk factors that may cause actual results to differ are more fully explained under the caption “Risk Factors” in the company's most recent Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (SEC) on July 31, 2015. The company is under no obligation (and expressly disclaims any obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by the rules and regulations of the SEC.

Power Integrations, InnoSwitch and the Power Integrations logo are trademarks or registered trademarks of Power Integrations, Inc. All other trademarks are property of their respective owners.

POWER INTEGRATIONS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per-share amounts)

	Three Months Ended			Nine Months Ended
	September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
NET REVENUES	$88,878	$85,265	$90,144	$256,700	$262,202

COST OF REVENUES	44,717	41,247	41,092	126,229	118,437

GROSS PROFIT	44,161	44,018	49,052	130,471	143,765

OPERATING EXPENSES:
Research and development	13,888	14,683	13,458	43,144	41,314
Sales and marketing	10,463	11,567	10,935	33,337	33,344
General and administrative	7,361	7,480	7,155	22,824	22,614
Amortization of acquisition-related intangible assets	666	693	629	2,109	2,562
Acquisition expenses, severance and transition costs	-	391	-	1,113	-
Total operating expenses	32,378	34,814	32,177	102,527	99,834

INCOME FROM OPERATIONS	11,783	9,204	16,875	27,944	43,931

Other income, net	428	14	381	219	836

INCOME BEFORE INCOME TAXES	12,211	9,218	17,256	28,163	44,767

PROVISION (BENEFIT) FOR INCOME TAXES	698	628	1,145	1,717	(423)

NET INCOME	$11,513	$8,590	$16,111	$26,446	$45,190

EARNINGS PER SHARE:
Basic	$0.40	$0.29	$0.54	$0.91	$1.50
Diluted	$0.39	$0.29	$0.52	$0.89	$1.46

SHARES USED IN PER-SHARE CALCULATION:
Basic	28,855	29,368	30,013	29,175	30,186
Diluted	29,298	30,034	30,757	29,856	31,053

SUPPLEMENTAL INFORMATION:

Stock-based compensation expenses included in:
Cost of revenues	$219	$257	$131	$725	$648
Research and development	1,277	1,306	971	3,974	3,522
Sales and marketing	877	878	779	2,767	2,578
General and administrative	988	1,309	699	4,036	3,922
Total stock-based compensation expense	$3,361	$3,750	$2,580	$11,502	$10,670

Cost of revenues includes:
Amortization of write-up of acquired inventory	$-	$-	$-	$309	$-
Amortization of acquisition-related intangible assets	$961	$961	$645	$2,883	$1,935

General & administrative expenses include:
Patent-litigation expenses	$1,500	$1,501	$1,529	$4,458	$3,842

Other income, net includes:
Amortization of in-place lease intangible assets	$30	$-	$-	$30	$-

REVENUE MIX BY END MARKET
Communications	26%	21%	18%	23%	17%
Computer	7%	7%	11%	7%	11%
Consumer	36%	36%	36%	37%	37%
Industrial	31%	36%	35%	33%	35%

POWER INTEGRATIONS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP RESULTS
(in thousands, except per-share amounts)

		Three Months Ended			Nine Months Ended
		September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
	RECONCILIATION OF GROSS PROFIT
	GAAP gross profit	$44,161	$44,018	$49,052	$130,471	$143,765
	GAAP gross margin	49.7%	51.6%	54.4%	50.8%	54.8%

	Stock-based compensation included in cost of revenues	219	257	131	725	648
	Amortization of write-up of acquired inventory	-	-	-	309	-
	Amortization of acquisition-related intangible assets	961	961	645	2,883	1,935

	Non-GAAP gross profit	$45,341	$45,236	$49,828	$134,388	$146,348
	Non-GAAP gross margin	51.0%	53.1%	55.3%	52.4%	55.8%

	RECONCILIATION OF OPERATING EXPENSES
	GAAP operating expenses	$32,378	$34,814	$32,177	$102,527	$99,834

Less:	Stock-based compensation expense included in operating expenses
	Research and development	1,277	1,306	971	3,974	3,522
	Sales and marketing	877	878	779	2,767	2,578
	General and administrative	988	1,309	699	4,036	3,922
	Total	3,142	3,493	2,449	10,777	10,022

	Amortization of acquisition-related intangible assets	666	693	629	2,109	2,562

	Acquisition expenses, severance and transition costs	-	391	-	1,113	-

	Non-GAAP operating expenses	$28,570	$30,237	$29,099	$88,528	$87,250

	RECONCILIATION OF INCOME FROM OPERATIONS
	GAAP income from operations	$11,783	$9,204	$16,875	$27,944	$43,931
	GAAP operating margin	13.3%	10.8%	18.7%	10.9%	16.8%

Add:	Total stock-based compensation	3,361	3,750	2,580	11,502	10,670
	Amortization of write-up of acquired inventory	-	-	-	309	-
	Amortization of acquisition-related intangible assets	1,627	1,654	1,274	4,992	4,497
	Acquisition expenses, severance and transition costs	-	391	-	1,113	-

	Non-GAAP income from operations	$16,771	$14,999	$20,729	$45,860	$59,098
	Non-GAAP operating margin	18.9%	17.6%	23.0%	17.9%	22.5%

	RECONCILIATION OF PROVISION (BENEFIT) FOR INCOME TAXES
	GAAP provision (benefit) for income taxes	$698	$628	$1,145	$1,717	$(423)
	GAAP effective tax rate	5.7%	6.8%	6.6%	6.1%	-0.9%

	Benefit associated with tax settlement	-	-	-	-	(3,331)
	Tax effect of other adjustments to GAAP results	(310)	(197)	(120)	(1,028)	(783)

	Non-GAAP provision for income taxes	$1,008	$825	$1,265	$2,745	$3,691
	Non-GAAP effective tax rate	5.9%	5.5%	6.0%	6.0%	6.2%

	RECONCILIATION OF NET INCOME PER SHARE (DILUTED)
	GAAP net income	$11,513	$8,590	$16,111	$26,446	$45,190

	Adjustments to GAAP net income
	Stock-based compensation	3,361	3,750	2,580	11,502	10,670
	Amortization of write-up of acquired inventory	-	-	-	309	-
	Amortization of acquisition-related intangible assets	1,627	1,654	1,274	4,992	4,497
	Benefit associated with tax settlement	-	-	-	-	(3,331)
	Acquisition expenses, severance and transition costs	-	391	-	1,113	-
	Amortization of in-place lease intangible assets	30	-	-	30	-
	Tax effect of items excluded from non-GAAP results	(310)	(197)	(120)	(1,028)	(783)

	Non-GAAP net income	$16,221	$14,188	$19,845	$43,364	$56,243

	Average shares outstanding for calculation
	of non-GAAP income per share (diluted)	29,298	30,034	30,757	29,856	31,053

	Non-GAAP net income per share (diluted)	$0.55	$0.47	$0.65	$1.45	$1.81

	GAAP income per share	$0.39	$0.29	$0.52	$0.89	$1.46

POWER INTEGRATIONS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2015	June 30, 2015	December 31, 2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$59,735	$75,941	$60,708
Short-term marketable securities	91,222	94,944	114,575
Accounts receivable	11,061	13,212	10,186
Inventories	55,439	64,231	64,025
Deferred tax assets	75	38	39
Prepaid expenses and other current assets	5,780	9,444	16,379
Total current assets	223,312	257,810	265,912

PROPERTY AND EQUIPMENT, net	102,223	92,913	95,823
INTANGIBLE ASSETS, net	39,957	41,028	35,524
GOODWILL	91,849	91,849	80,599
DEFERRED TAX ASSETS	10,647	11,025	11,562
OTHER ASSETS	5,502	4,894	4,243
Total assets	$473,490	$499,519	$493,663

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$23,370	$30,792	$21,980
Accrued payroll and related expenses	8,203	9,539	9,071
Taxes payable	2,022	2,237	2,963
Deferred tax liabilities	1,985	2,085	2,193
Deferred income on sales to distributors	16,464	16,457	15,223
Other accrued liabilities	3,182	3,381	3,730
Total current liabilities	55,226	64,491	55,160

LONG-TERM LIABILITIES:
Income taxes payable	746	746	743
Deferred tax liabilities	3,752	3,928	4,272
Other liabilities	2,569	2,673	2,812
Total liabilities	62,293	71,838	62,987

STOCKHOLDERS' EQUITY:
Common stock	28	29	29
Additional paid-in capital	136,422	161,089	171,938
Accumulated other comprehensive loss	(1,043)	(1,167)	(1,136)
Retained earnings	275,790	267,730	259,845
Total stockholders' equity	411,197	427,681	430,676
Total liabilities and stockholders' equity	$473,490	$499,519	$493,663

POWER INTEGRATIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended			Nine Months Ended
	September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$11,513	$8,590	$16,111	$26,446	$45,190
Adjustments to reconcile net income to cash provided by operating activities
Depreciation	4,168	4,035	4,002	12,235	11,849
Amortization of intangible assets	1,732	1,729	1,349	5,247	4,723
Loss on disposal of property and equipment	270	-	11	270	170
Stock-based compensation expense	3,361	3,750	2,580	11,502	10,670
Amortization of premium on marketable securities	258	265	481	809	1,296
Deferred income taxes	66	9	(917)	152	(782)
Increase (decrease) in accounts receivable allowances	213	(80)	90	128	75
Excess tax benefit from employee stock plans	-	-	(224)	-	(437)
Tax benefit (deficiency) associated with employee stock plans	-	-	451	(189)	815
Change in operating assets and liabilities:
Accounts receivable	1,938	(500)	5,972	888	1,933
Inventories	8,792	779	(5,693)	9,995	(14,639)
Prepaid expenses and other assets	2,428	2,077	4,655	4,278	9,955
Accounts payable	(8,338)	5,954	639	(2,035)	2,509
Taxes payable and other accrued liabilities	(1,752)	(751)	1,486	(3,579)	(3,257)
Deferred income on sales to distributors	6	(796)	(384)	1,241	3,017
Net cash provided by operating activities	24,655	25,061	30,609	67,388	73,087

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(2,475)	(1,822)	(7,509)	(7,619)	(17,394)
Payment for purchase of building	(10,389)	-	-	(10,389)	-
Payment for acquisition, net of cash acquired	-	(184)	-	(15,549)	-
Other assets	-	-	(1,261)	-	(1,261)
Purchases of marketable securities	(4,940)	(9,993)	(20,518)	(14,933)	(45,269)
Proceeds from sales and maturities of marketable securities	8,424	2,250	-	37,459	-
Net cash used in investing activities	(9,380)	(9,749)	(29,288)	(11,031)	(63,924)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from issuance of common stock	2,527	856	3,237	6,902	13,104
Repurchase of common stock	(30,555)	(22,335)	(19,527)	(53,731)	(45,258)
Payments of dividends to stockholders	(3,453)	(3,529)	(3,595)	(10,501)	(9,654)
Excess tax benefit from employee stock plans	-	-	224	-	437
Net cash used in financing activities	(31,481)	(25,008)	(19,661)	(57,330)	(41,371)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(16,206)	(9,696)	(18,340)	(973)	(32,208)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	75,941	85,637	79,060	60,708	92,928

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$59,735	$75,941	$60,720	$59,735	$60,720

CONTACT:
Power Integrations, Inc.
Joe Shiffler, 408-414-8528
joe@power.com